For period ending August 31, 2009					77Q1

File number 811-4448

UBS MASTER SERIES, INC.
UBS RMA MONEY FUND INC.
UBS RMA TAXFREE FUND INC.



CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS



	I, Keith A. Weller, Vice President and Assistant Secretary of UBS Master Series, Inc., UBS RMA Money Fund Inc., and UBS RMA TaxFree Fund Inc. (each a Fund and, collectively, the Funds), hereby certify that, at a duly convened meeting of the Board of Directors (Board) of each Fund held on May 6, 2009, the Board duly and unanimously approved the following preambles and resolution:


	WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board changes to the retirement policy to permit the Board to waive the mandatory retirement age of 75 for a specified period of time past that age; and

	WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Fund to change the Boards retirement policy;

	NOW, THEREFORE, BE IT

	RESOLVED, that pursuant to the relevant section of the Funds Restated Bylaws (the Bylaws) concerning amendments to the Funds Bylaws, Article III,
Section 3.16 of the Funds Bylaws be, and it hereby is, amended to read as follows:

        Section 3.16. Retirement of Directors: Each Director who has attained the age of seventyfive (75) years shall retire from service as a Director on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, (i) a Director may retire at any time as provided for in the governing instrument of the Corporation and (ii) the Board of Directors, in its discretion, may waive the application of the foregoing retirement age with respect to any Director for a specified period of time past that age.


	IN WITNESS WHEREOF, I have signed this certificate as of the 25th day of June, 2009.

                UBS MASTER SERIES, INC.
                UBS RMA MONEY FUND INC.
                UBS RMA TAXFREE FUND INC.


                     By:	/s/Keith A. Weller
                     Name:	Keith A. Weller
                     Title:	Vice President and Assistant Secretary


New York, New York (ss)

Subscribed and sworn to before me
on this 25th day of June, 2009.


/s/Cathleen Crandall
Notary Public